EXHIBIT 99.1

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, dated as of April 19, 2005 (this “AMENDMENT”), amends that certain EMPLOYMENT AGREEMENT dated as of February 14, 2003 (the “EMPLOYMENT AGREEMENT”), by and between MOTORCAR PARTS OF AMERICA, INC., a New York corporation formerly known as MOTORCAR PARTS & ACCESSORIES, INC. (the “COMPANY”), and Selwyn Joffe, an individual (the “EXECUTIVE”), and is made and entered into with reference to the following facts (all capitalized terms not otherwise defined herein have the respective meanings assigned to them in the EMPLOYMENT AGREEMENT):

     WHEREAS, the COMPANY and EXECUTIVE desire to amend the EMPLOYMENT AGREEMENT;

     NOW, THEREFORE, the parties hereby agree as follows:

     1. AMENDMENT to EMPLOYMENT AGREEMENT.

(a)	Section 2 is hereby amended by replacing “2006” with “2008.”

(b)	Section 4 is hereby amended by adding the following at the end of the paragraph:

“; provided that the foregoing shall not prohibit EXECUTIVE from serving on the boards of directors of any other company, whether for-profit or not-for-profit.”

(c)	Section 5(c) is hereby amended and restated in its entirety to read as follows:

“(c) Stock Options. As additional consideration for the services performed by EXECUTIVE, the COMPANY has granted EXECUTIVE options to purchase shares of the COMPANY’S common stock and may in the future grant EXECUTIVE additional options (collectively, all options granted to EXECUTIVE by the COMPANY at any time before or after the date hereof are referred to herein as the “OPTIONS”). Upon the termination of this AGREEMENT for any reason other than termination by the COMPANY for Cause or termination by EXECUTIVE without Good Reason, any OPTIONS which are not fully vested shall immediately vest and remain exercisable by EXECUTIVE for a period of two years or, if shorter, until the ten year anniversary of the date of grant of each such OPTION.”

(d)	Section 8(c) is hereby amended and restated in its entirety to read as follows:

“During the EMPLOYMENT TERM, the COMPANY will pay EXECUTIVE $24,000 per annum to be used by EXECUTIVE to purchase disability insurance for EXECUTIVE’S benefit.”

(e)	Section 9(b) is hereby amended to add the following language to the end of the paragraph:

“in connection with EXECUTIVE’S performance of his duties for COMPANY.”

(f)	Section 9(c) is hereby amended and restated in its entirety to read as follows:

“(c) EXECUTIVE may voluntarily terminate this AGREEMENT for Good Reason. For purposes of this AGREEMENT, “Good Reason” shall mean: (i) any reduction of EXECUTIVE’S title, status, authority, responsibilities or compensation; (ii) relocation of EXECUTIVE’S principal place of work by a distance of 50 miles or more; or (iii) the COMPANY’S breach of this AGREEMENT. Following the occurrence of any Good Reason, EXECUTIVE may voluntarily terminate this AGREEMENT if the circumstances constituting the Good Reason have not been cured within 30 days after EXECUTIVE provides written notice thereof to the COMPANY.”

(g)	A new Section 9(d) is hereby inserted to read as follows:

“(d) If EXECUTIVE shall voluntarily terminate this AGREEMENT pursuant to the provisions of Paragraph 9(c) or if the COMPANY shall terminate EXECUTIVE without Cause, then the COMPANY shall pay EXECUTIVE’S SALARY (at the annual rate in effect immediately prior to the Termination Date), EXECUTIVE’S average bonus earned for the two years immediately prior to the year in which this AGREEMENT is so terminated or, if such termination occurs within the first three months of the COMPANY’s fiscal year, for the second and third years preceding the year in which such termination occurs (in either case, payable by no later than January 31 of each year), and all benefits identified in Paragraphs 7 and 8(c) (including without limitation EXECUTIVE’S automobile allowance) through the later of that date which is two years after the Termination Date or March 31, 2008. The COMPANY shall also pay EXECUTIVE any accrued TRANSACTION FEES and any reimbursable expenses owed to EXECUTIVE through the Termination Date. For the purposes of the foregoing payments, the foregoing annual SALARY rate shall be the rate paid to EXECUTIVE without regard to any purported reduction or attempted reduction of such rate by the COMPANY. EXECUTIVE shall not be required to mitigate the amount of any payment provided for in this Paragraph 9 by seeking employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 9 be reduced by any compensation earned by EXECUTIVE as the result of consultancy with or employment by another entity, by retirement benefits, by offset against any amount claimed to be owed by EXECUTIVE to the COMPANY, or otherwise.”

(h)	Section 9(d) is hereby amended to:

(i)	renumber the section as “9(e)”; and

(ii)	replace “30% or more” with “more than 50%.”

(i)	Section 9(d)(ii) is hereby amended to:

(i)	replace “hereto” with “thereto”;

(ii)	replace “80%” with “50%”; and

(iii)	replace “30%” with “50%.”

(j)	A new Section 9(f) is hereby inserted as follows:

“(f) If a Change in Control of the COMPANY shall occur, then EXECUTIVE shall be entitled to receive a “Sale Bonus” equal to the sum of (i) two times EXECUTIVE’S SALARY (at the annual rate in effect immediately prior to the date of the Change in Control), plus (ii) two times EXECUTIVE’S average bonus earned for the two years immediately prior to the year in which the Change in Control occurs. For the purposes of the foregoing payments, the foregoing annual SALARY rate shall be the rate paid to EXECUTIVE without regard to any purported reduction or attempted reduction of such rate by the COMPANY. The Sale Bonus shall be paid to EXECUTIVE in a lump sum on the closing date of the Change in Control transaction.”

(k)	Section 9(e) is hereby amended to:

(i)	renumber the section as “9(g)”; and

(ii)	amend the first sentence as follows:

“If a Change in Control shall occur, then EXECUTIVE shall have the right to voluntarily terminate this AGREEMENT with effect on or after the one year anniversary of the Change in Control upon the giving of at least 90 days’ prior written notice to the COMPANY delivered at any time. In such event, the COMPANY shall pay EXECUTIVE’S SALARY (at the annual rate in effect immediately prior to the Termination Date), EXECUTIVE’S average bonus earned for the two years immediately prior to the year in which EXECUTIVE terminates this AGREEMENT (payable by no later than January 31 of each year), and all benefits identified in Paragraphs 7 and 8(c) (including without limitation EXECUTIVE’S automobile allowance) through that date which is one year after the Termination Date. The COMPANY shall also pay EXECUTIVE any accrued TRANSACTION FEES and any reimbursable expenses owed to EXECUTIVE through the Termination Date.”

(l)	Sections 9(h) and 9(i) are inserted as follows:

“(h) In the event that the benefits provided for in this Agreement or otherwise payable to EXECUTIVE constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and will be subject to the excise tax imposed by Section 4999 of the Code, then EXECUTIVE shall receive: (i) a payment from the

COMPANY sufficient to pay the excise tax, if any, incurred with respect to the first Three Million Dollars ($3,000,000) of such parachute payments, and (ii) an additional payment from the COMPANY (the “gross-up”) sufficient to pay the excise tax and federal and state income taxes arising from the payments by the COMPANY to EXECUTIVE pursuant to this sentence. By way of example, if the aggregate amount of “parachute payments” (within the meaning of Section 280G of the Code) paid to EXECUTIVE is Three Million Five Hundred Thousand Dollars ($3,500,000) and EXECUTIVE’S “base amount” (within the meaning of Section 280G of the Code) is Seven Hundred Fifty Thousand Dollars ($750,000), then the COMPANY shall pay the excise tax and gross-up on Two Million Two Hundred Fifty Thousand Dollars ($3,000,000 - $750,000 = $2,250,000) since no excise tax would be payable on the first Seven Hundred Fifty Thousand Dollars ($750,000) and EXECUTIVE would be responsible to pay the excise tax on the Five Hundred Thousand Dollars ($500,000) in excess of Three Million Dollars ($3,000,000). The determination of EXECUTIVE’S excise tax liability and the amount, if any, required to be paid to EXECUTIVE under this Paragraph 9(h) shall be made in writing by the COMPANY’S independent auditors (the “Accountants”). For purposes of making the calculations required by this Paragraph 9(h), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The COMPANY and EXECUTIVE shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Paragraph. The COMPANY shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Paragraph 9(h).

(i) The COMPANY agrees that amounts payable to EXECUTIVE under this AGREEMENT shall be paid or made available in a manner that complies with all requirements of Section 409A of the Code such that EXECUTIVE shall not be required to include such amounts in his taxable income prior to the receipt thereof, and shall not be subject to interest or any additional income tax with respect to such amounts under the provisions of Section 409A.”

(m)	Section 10(b) is hereby amended to delete the words “or thereafter” at the end of the first sentence.

     2. Notices. All notices, demands and other communications provided for under this AMENDMENT shall be in writing and shall be delivered in accordance with Section 14 of the EMPLOYMENT AGREEMENT.

     3. Legal Expenses. The COMPANY shall reimburse EXECUTIVE for all reasonable legal fees and disbursements incurred by EXECUTIVE in connection with the negotiation, preparation and execution of this AMENDMENT.

     4. Jurisdiction and Integration. This AMENDMENT shall be governed by and construed in accordance with the laws of the State of California, without regard to the principles of conflicts of law of such state. This AMENDMENT, together with the EMPLOYMENT AGREEMENT, contains the entire understanding between the parties hereto relating to the subject matter hereof and supersedes any prior understandings and agreements, whether oral or written, among the parties respecting such subject matter.

     5. Binding Agreement; Counterparts. This AMENDMENT shall be binding upon the parties hereto, their successors, assigns and legal representatives. This AMENDMENT may be executed in several counterparts, all of which together shall constitute one and the same agreement, binding on all of the parties, notwithstanding that all of the parties are not signatories to the original or same counterparts.

     6. Full Force and Effect. Except as expressly amended by this AMENDMENT, the EMPLOYMENT AGREEMENT shall continue in full force and effect in accordance with the provisions thereof. As used in the EMPLOYMENT AGREEMENT, “hereinafter” and “hereof,” and other words of similar import shall, unless the context otherwise requires, mean the EMPLOYMENT AGREEMENT as amended by this AMENDMENT. In the event of any conflict or inconsistency between the terms and conditions of the EMPLOYMENT AGREEMENT and the terms and conditions of this AMENDMENT, the terms and conditions of this AMENDMENT shall control.

     IN WITNESS WHEREOF, the undersigned parties have duly executed and delivered this AMENDMENT as of the date first above written.

MOTORCAR PARTS OF AMERICA, INC.
By:	/s/ Michael Umansky

Name:	Michael Umansky

Title:	Vice President and General Counsel

/s/ Selwyn Joffe
SELWYN JOFFE

ACKNOWLEDGED BY THE BOARD OF DIRECTORS OF MOTORCAR PARTS OF AMERICA, INC.:
/s/ Rudolph S. Borneo
RUDOLPH S. BORNEO

/s/ Philip Gay
PHILIP GAY

/s/ Mel Marks
MEL MARKS

/s/ Irv Siegel
IRV SIEGEL